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Exhibit 99.2


                   STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL
                   OFFICER REGARDING FACTS AND CIRCUMSTANCES
                              RELATING TO EXCHANGE
                                   ACT FILINGS

I, John Mahoney, Chief Financial Officer of Staples, Inc., state and attest to:

     (1) To the best of my knowledge, based upon a review of the covered reports of Staples, Inc., and, except as corrected or supplemented in a subsequent covered report:

          o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with Staples, Inc.'s Audit Committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          o Annual Report on Form 10-K of Staples, Inc. filed with the Commission on April 4, 2002;

          o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Staples, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          o    any amendments to any of the foregoing.


/s/ John Mahoney
----------------
John Mahoney
August 12, 2002


Subscribed and sworn to
Before me this 12th day of
August, 2002.

/s/ Elizabeth J. Rooney
-----------------------
Notary Public: Elizabeth J. Rooney
My Commission Expires: 10-20-06